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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 12, 2001
                                                           -------------

                      NATIONWIDE HEALTH PROPERTIES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


        Maryland                      1-9028                95-3997619
    --------------------------------------------------------------------
    (State or Other                (Commission            (IRS Employer
    Jurisdiction of                File Number)           Identification
     Incorporation)                                            No.)


  610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429
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                   (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (949) 718-4400
                                                           --------------

                                Not Applicable
        ---------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS
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         On June 13, 2001, the Registrant issued and sold 1,000,000 shares of common stock, par value $0.10 per share, in a direct placement to two institutional investors which resulted in net proceeds of approximately $17,975,000. The Registrant will initially use the proceeds from the offering to repay borrowings under the Registrant's revolving line of credit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------   ---------------------------------

         99.1 Purchase Agreement, dated June 12, 2001, between Cohen & Steers Advantage Income Realty Fund, Inc., Cohen & Steers Equity Income Fund, Inc. and the Registrant.

         99.2  Press Release, dated June 13, 2001.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       NATIONWIDE HEALTH PROPERTIES, INC.



Date:  June 15, 2001               By: /s/ Mark L. Desmond
                                       -----------------------------------------
                                       Name:  Mark L. Desmond
                                       Title: Senior Vice President and
                                              Chief Financial Officer

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